EXHIBIT 10.34

AMENDMENT TO

CELERA DIAGNOSTICS

JOINT VENTURE AGREEMENT

AS OF JUNE 22, 2004

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AMENDMENT TO JOINT VENTURE AGREEMENT

          AMENDMENT TO JOINT VENTURE AGREEMENT (this “Amendment”), dated as of the 22nd day of June, 2004, is by and among Applera Corporation (“Applera”), the Applied Biosystems Group of Applera (“ABI”), the Celera Genomics Group of Applera (“CRA”), Foster City Holdings, LLC (“ABI LLC”), and Rockville Holdings, LLC (“CRA LLC”).

RECITALS

          WHEREAS, the parties have entered into a Joint Venture Agreement dated as of April 1, 2001 (the “JV Agreement”);

          WHEREAS, the parties have proposed the amendments to the JV Agreement reflected herein to align certain procedural provisions of the JV Agreement with Applera practices, and those amendments have been approved by the Inter-Group Policy Committee as defined in, and required by, by the JV Agreement.

          NOW, THEREFORE, the parties hereto agree to the following amendments to the JV Agreement:

          1. The last paragraph of Section 2.3 of Annex E to the JV Agreement is hereby amended and restated in its entirety to read as follows:

The JV Board shall review and approve the JV Company business plan and corresponding budget (including fixed and working capital requirements) for each of its fiscal years consistent with the timing of the Applera annual budgeting and planning processes, and at such other times as the JV Board determines from time to time.

          2. The following sentence is hereby added to the end of Section 4.1(b) of Annex E to the JV Agreement: “Notwithstanding anything to the contrary contained herein, the approval of any matters by members of the JV Board at Applera Executive Committee or other meetings shall be deemed approval by them in their capacity as members of the JV Board, and therefore approval by the JV Board, without the need to call a separate JV Board meeting, provided that the quorum provisions of this paragraph shall have been met at any such meeting.”

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          IN WITNESS WHEREOF, the parties agree to the foregoing as of the date first written above.

APPLERA CORPORATION

By:	/s/ Tony L. White Name: Tony L. White Title: Chairman, President and Chief Executive Officer

APPLIED BIOSYSTEMS GROUP OF APPLERA CORPORATION

By:	/s/ Catherine M. Burzik Name: Catherine M. Burzik Title: President

CELERA GENOMICS GROUP OF APPLERA CORPORATION

By:	/s/ Kathy Ordoñez Name: Kathy Ordoñez Title: President

FOSTER CITY HOLDINGS, LLC

By: Applera Corporation, acting through the Applied Biosystems Group, as the sole member of Foster City Holdings, LLC

By:	/s/ Catherine M. Burzik_ Name: Catherine M. Burzik Title: President

ROCKVILLE HOLDINGS, LLC

By: Applera Corporation, acting through the Celera Genomics Group, as the sole member of Rockville Holdings, LLC

By:	/s/ Kathy Ordoñez Name: Kathy Ordoñez Title: President